Exhibit 4.2

DIGITAL REALTY TRUST, L.P.

5.875% Notes Due 2020

Registration Rights Agreement

New York, New York

January 28, 2010

Citigroup Global Markets Inc.

Banc of America Securities LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Digital Realty Trust, L.P., a limited partnership organized under the laws of the State of Maryland (the “Operating Partnership”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, its 5.875% Notes Due 2020 (the “Notes”), upon the terms set forth in the Purchase Agreement by and among the Operating Partnership, Digital Realty Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”) and the Representatives, dated January 21, 2010 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Securities. The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (such guarantee, the “Guarantee,” and together with the Notes, the “Securities”). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the holders of the Securities will have the benefit of this registration rights agreement by and among the Operating Partnership, the Company and the Initial Purchasers, whereby the Operating Partnership agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agreement” shall mean this Registration Rights Agreement by and among the Operating Partnership, the Company and the Initial Purchasers party hereto.

“Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Operating Partnership on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Operating Partnership, the Company or any Affiliate of the Operating Partnership or the Company).

“Final Memorandum” shall mean the offering memorandum, dated January 21, 2010, relating to the Securities, including any and all annexes thereto and any information incorporated by reference therein as of such date.

“FINRA Rules” shall mean the rules and regulations promulgated by The Financial Industry Regulatory Authority.

“Guarantee” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Securities, dated as of January 28, 2010, by and among the Operating Partnership, the Company, as guarantor, and Wilmington Trust FSB, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean the securities of the Operating Partnership and the guarantee of the Company identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture.

“Operating Partnership” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Operating Partnership to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) with respect to any Securities held by a Holder other than a Broker-Dealer, following consummation of the Registered Exchange Offer, whether or not such Holder participates in such Registered Exchange Offer; (ii) following the exchange by a Broker-Dealer in the Registered Exchange Offer of Securities for New Securities, when the New Securities are sold or otherwise disposed of to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) when such Securities have been registered under the Act and disposed of in accordance with the Shelf Registration Statement; or (iv) when such Securities are distributed to the public pursuant to Rule 144, provided that on or prior to such date either (x) the Registered Exchange Offer has been consummated or (y) a Shelf Registration Statement has been declared effective by the Commission.

“Registration Default Damages” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Operating Partnership pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.

2. Registered Exchange Offer. (a) The Operating Partnership and the Company shall prepare and, not later than 150 days following the Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange

Offer. The Operating Partnership shall use its reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 240 days of the Closing Date.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Operating Partnership shall (i) promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Operating Partnership or the Company, acquires the New Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States, and (ii) use reasonable efforts to consummate the Registered Exchange Offer not later than 45 Business Days after the effective date of the Registered Exchange Offer.

(c) In connection with the Registered Exchange Offer, the Operating Partnership and the Company shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 45 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii) use its reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open; and

(vi) comply in all respects with all applicable laws.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Operating Partnership and the Company shall:

(i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

(iii) issue and cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange; provided, however, that, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Operating Partnership and the Company that:

(i) any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

(iii) such Holder is not an Affiliate of the Operating Partnership or the Company; and

(iv) if such Holder is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities that were acquired by such Broker-Dealer as a result of market-making or other trading activities, then such Holder shall deliver a prospectus meeting the requirements of the Act (or to the extent permitted by law, shall make available a prospectus to purchasers) in connection with any resale of such New Securities.

(f) The Operating Partnership and the Company shall comply with the applicable requirements of the Act, the Exchange Act, and other applicable laws and regulations in connection with the Registered Exchange Offer. The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer does not violate applicable law or any applicable interpretation of the Commission’s staff.

(g) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Operating Partnership and the Company shall issue and deliver to such Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities. The Operating Partnership shall use reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Operating Partnership and the Company determine upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 45 Business Days after the 240th day following the date hereof; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) upon request by any Holder (other than an Initial Purchaser) that is not eligible to participate in the Registered Exchange Offer; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(g) hereof, such Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not “freely tradeable”; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely tradeable”), the Operating Partnership and the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)	(i) The Operating Partnership and the Company shall as promptly as practicable (but in no event more than 90 days after becoming so required or requested pursuant to this Section 3), file with the Commission and shall use its reasonable efforts to cause to be declared effective under the Act within 180 days after becoming so required or requested, a Shelf Registration Statement (which shall be, if the Operating Partnership is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement) relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

(ii) The Operating Partnership and the Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) until (A) the first anniversary thereof or (B) the date upon which all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Each of the Operating Partnership and the Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Securities or New Securities covered thereby not being able to offer and sell such Securities or New Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Operating Partnership or the Company in good faith and for valid business reasons (not including avoidance of the Operating Partnership’s and the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof. None of the Company, the Operating Partnership or any of their respective securityholders (other than Holders of Registrable Securities) shall have the right to include any securities of the Company or the Operating Partnership in any Shelf Registration Statement other than the Securities or New Securities.

(iii) The Operating Partnership and the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(c) An Exchange Offer Registration Statement pursuant to Section 2 and a Shelf Registration Statement pursuant to Section 3 hereof will not be deemed to have become effective unless it has been declared effective by the Commission or is automatically effective upon filing with the Commission as provided by Rule 462 under the 1933 Act; provided, however, that, if, after it has been declared effective, the offering of Securities or New Securities is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Securities or New Securities pursuant to such Registration Statement may legally resume.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) Each of the Operating Partnership and the Company shall, as applicable:

(i) furnish to each of the Representatives and to counsel for the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose;

(ii) prepare and file with the Commission a Registration Statement on the appropriate form under the Act, which form (x) shall be selected by the Operating Partnership and (y) shall, in the case of a Shelf Registration, be available for the sale of the Securities or the New Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, and use its reasonable efforts to cause such Registration Statement to become effective in accordance with Sections 2 and 3 hereof;

(iii) if requested by an Initial Purchaser, include the information required by Item 507 and 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement;

(iv) indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Exchanging Dealer may exchange such Registrable Securities pursuant to the Exchange Offer; however, such Exchanging Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the New Securities received by such Exchanging Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Exchanging Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by any Exchanging Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Exchanging Dealer or disclose the amount of Registrable Securities held by any such Exchanging Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement;

(v) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders; and

(vi) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Act; to keep each Prospectus current during the period described in Section 4(3) of Rule 174 under the Act that is applicable to transactions by brokers or dealers with respect to the Securities or New Securities;

(b) The Operating Partnership and the Company shall ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Operating Partnership and the Company shall advise the Representatives, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Operating Partnership or the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Operating Partnership shall have remedied the basis for such suspension):

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Operating Partnership or the Company of any notification with respect to the suspension of the qualification of the Securities or New Securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Operating Partnership and the Company shall use reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof. The Company shall undertake additional reasonable actions as required to permit unrestricted sales of the Securities and New Securities in accordance with the terms and conditions of this Agreement.

(e) The Operating Partnership and the Company shall furnish to each Holder of Securities or New Securities covered by any Shelf Registration Statement that so requests, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Shelf Registration Period, the Operating Partnership and the Company shall promptly deliver to each Holder of Securities or New Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Operating Partnership and the Company consent to the use of the Prospectus included in the Shelf Registration Statement or any amendment or supplement thereto by each of the selling Holders of Securities or New Securities in connection with the offering and sale of the Securities or New Securities covered by such Prospectus, or any amendment or supplement thereto.

(g) The Operating Partnership and the Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h) During the Exchange Offer Registration Period, the Operating Partnership and the Company shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Operating Partnership and the Company consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Securities or New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i) Prior to the Registered Exchange Offer or any other offering of Securities or New Securities pursuant to any Registration Statement, the Operating Partnership and the Company shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall either of the Operating Partnership or the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(j) The Operating Partnership and the Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Operating Partnership and the Company shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii) Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Operating Partnership or the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, the Operating Partnership and the Company shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(k)(i) hereof, or until it is advised in writing by the Operating Partnership that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any 90-day period or 90 days in any 360-day period; provided that, if the event triggering the Deferral Period relates to a proposed or pending material business transaction, the disclosure of which the board of directors of the Company determines in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken as a whole, the Company may extend the Deferral Period from 45 days to 60 days in any 90-day period or from 90days to 120 days in any 360-day period.

(l) Not later than the effective date of any Registration Statement, the Operating Partnership shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m) The Operating Partnership and the Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Operating Partnership’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

(n) The Operating Partnership and the Company shall use reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o) The Operating Partnership and the Company may require each Holder of Securities or New Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Operating Partnership such information regarding the Holder and the distribution of such securities as the Operating Partnership or the Company may from time to time reasonably require for inclusion in such Registration Statement. The Operating Partnership and the Company may exclude from such Shelf Registration Statement the Securities or New Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(p) In the case of any Shelf Registration Statement, with respect to any proposed underwritten offering of Securities or New Securities, and subject to compliance with Section 7 hereof, the Operating Partnership or the Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities or New Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.

(q) In the event of an underwritten offering in compliance with Section 7 hereof, the Operating Partnership and the Company shall:

(i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Operating Partnership, the Company and their subsidiaries;

(ii) cause the Operating Partnership’s or the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Operating Partnership and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v) obtain “comfort” letters and updates thereof from the independent registered public accounting firm of the Operating Partnership (and, if necessary, any other independent certified public accountants of any subsidiary of the Operating Partnership or of any business acquired by the Operating Partnership for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Standards for Attestation Engagements No. 10 and 11, covering matters requested by the requesting party or its counsel; and

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Operating Partnership.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed in connection with any underwriting or similar agreement as and to the extent required thereunder.

(r) In the case of any Exchange Offer Registration Statement, the Operating Partnership and the Company shall, if reasonably requested by an Initial Purchaser, or by a broker dealer that holds Securities that were acquired as a result of market making or other trading activities:

(i) make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Operating Partnership, the Company and their subsidiaries;

(ii) cause the Operating Partnership’s and the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Operating Partnership and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v) obtain “comfort” letters and updates thereof from the independent registered public accounting firm of the Operating Partnership (and, if necessary, any other independent certified public accountants of any subsidiary of the Operating Partnership or of any business acquired by the Operating Partnership for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Standards for Attestation Engagements No. 10 and 11, covering matters requested by the requesting party or its counsel; and

(vi) deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Operating Partnership (or to such other person as directed by the Operating Partnership) in exchange for the New Securities, the Operating Partnership shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(t) The Operating Partnership and the Company shall use reasonable efforts if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Operating Partnership shall assist such Broker-Dealer in complying with the FINRA Rules.

(v) The Operating Partnership and the Company shall use reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Operating Partnership and the Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Goodwin Procter LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

6. Indemnification and Contribution. (a) The Company and the Operating Partnership agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Operating Partnership by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company and the Operating Partnership may otherwise have.

The Company and the Operating Partnership also agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of its directors, officers and Affiliates, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each such Holder, but only with reference to written information relating to such Holder furnished to the Operating Partnership by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final

Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company or the Operating Partnership and each director of the Company or the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Operating Partnership or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7. Underwritten Registrations. (a) In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company.

(b) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Company, subject to the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

(c) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Registration Defaults. If any of the following events shall occur, then the Operating Partnership shall pay liquidated damages (the “Registration Default Damages”) to the Holders of Securities in respect of the Securities as follows:

(a) if any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, then Registration Default Damages shall accrue on the Registrable Securities subject to such Registration Statement at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.50% per annum thereafter; or

(b) if any Registration Statement required by this Agreement is not declared effective by the Commission (or has not become effective in the case of an Automatic Shelf Registration Statement) on or prior to the date by which reasonable efforts are to be used to cause such effectiveness under this Agreement, then commencing on the day after such specified date, Registration Default Damages shall accrue on the Registrable Securities subject to such Registration Statement at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.50% per annum thereafter; or

(c) if any Registration Statement required by this Agreement has been declared or become effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than in connection with (A) a Deferral Period or (B) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within ten Business Days (or, if a Deferral Period is then in effect, within ten Business Days following the expiration of such Deferral Period) Registration Default Damages shall accrue on the Registrable Securities subject to such Registration Statement at a rate of 0.25% per annum for the first 90 days from and including such date on which the Registration Statement ceases to be effective and 0.50% per annum thereafter; or

(d) if the Company through its omission fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective then Registration Default Damages shall accrue, on the aggregate outstanding principal amount of the Securities held by such Holder, at a rate of 0.25% per annum for the first 90 days from and including the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, as the case may be, and 0.50% per annum thereafter; or

(e) if the aggregate duration of Deferral Periods in any period with respect to any Registration Statement exceeds the number of days permitted in respect of such period pursuant to Section 4(k)(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Securities subject to such Registration Statement at a rate of 0.25% per annum for the first 90 days from and including such date, and 0.50% per annum thereafter;

provided, however, that (1) upon the filing of the Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), (3) upon the effectiveness of the Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (c) above), (4) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (d) above) or (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 4(k) to be exceeded (in the case of paragraph (e) above), the Registration Default Damages shall cease to accrue.

Any amounts of Registration Default Damages due pursuant to this Section 8 will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Registration Default Damages on the relevant record dates for the payment of interest. If any Securities cease to be outstanding during any period for which Registration Default Damages are accruing, the Company will prorate the Registration Default Damages payable with respect to such Securities.

The Registration Default Damages rate on the Securities shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Registration Default Damages would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Registration Default Damages rate shall be the higher rate of 0.50% per annum.

9. No Inconsistent Agreements. Neither the Company nor the Operating Partnership has entered into, and each agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 10 shall be deemed to require the Company or the Operating Partnership to register any of its securities pursuant to the Exchange Act.

11. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Operating Partnership has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Operating Partnership shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Operating Partnership has obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Operating Partnership in accordance with the provisions of this Section 12, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to the Initial Purchasers or the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Company or the Operating Partnership, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers, the Company or the Operating Partnership by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders holding Securities in book-entry form may be given through the facilities of DTC or any successor depository.

13. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Operating Partnership agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Operating Partnership thereto, subsequent Holders of Securities and the New Securities, and the indemnified persons referred to in Section 6 hereof. The Company and the Operating Partnership hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

18. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

19. Securities Held by the Operating Partnership, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Operating Partnership or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Company, the Operating Partnership and the several Initial Purchasers.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc.,
its General Partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

Banc of America Securities LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

By: Citigroup Global Markets Inc.

By:	/s/ Andrew Power

Name:	Andrew Power
Title:	Vice President

By: Banc of America Securities LLC

By:	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

By: Credit Suisse Securities (USA) LLC

By:	/s/ Jason P. Marino
Name:	Jason P. Marino
Title:	Director

By: Deutsche Bank Securities Inc.

By:	/s/ Scott Flieger
Name:	Scott Flieger
Title:	Managing Director

By:	/s/ Teodora Touzharova
Name:	Teodora Touzharova
Title:	Director

For themselves and the other several Initial Purchasers, if any, named in Schedule I to the foregoing Agreement.

[Signature Page to Registration Rights Agreement]

Schedule I

Citigroup Global Markets Inc.

Banc of America Securities LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

KeyBanc Capital Markets Inc.

Morgan Stanley & Co. Incorporated

RBC Capital Markets Corporation

RBS Securities Inc.

UBS Securities LLC